UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-151827	51-0605731
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Stevenson St, 3rd CA 94105	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 632-5666

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
On April 5, 2011, Lending Club Corporation, a Delaware corporation (the “Company”) filed a Current Report on Form 8-K announcing the dismissal of Armanino McKenna LLP. (“Armanino McKenna”), the independent registered public accounting firm of the Company. Armanino McKenna remained engaged to audit the Company's fiscal year ending March 31, 2011. Armanino McKenna filed its final audit report on the Company’s consolidated financial statements for the fiscal year ended March 31, 2011. The report of Armanino McKenna on the consolidated financial statements for the Company did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Armanino McKenna on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Armanino McKenna, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods. For the year ended March 31, 2011, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Armanino McKenna with a copy of the foregoing disclosures on this Form 8-K and requested that Armanino McKenna furnish the Company with a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. The Company has received the requested letter from Armanino McKenna stating that it does agree, and a copy is filed as Exhibit 16.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

16.1	Letter of Armanino McKenna to the Securities and Exchange Commission, dated July 7, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
July 7, 2011	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer (duly authorized officer)